Exhibit 99.1

ATS Corporation Schedules Fourth Quarter and Full Fiscal Year 2007

Financial Results Conference Call

MCLEAN, VA, March 12, 2008 — ATS Corporation (“ATSC”) (OTCBB: ATCT), will report earnings results for the fourth quarter and year-end 2007 after the market closes on Thursday, March 13, 2008.  ATSC management will host a conference call at 5 p.m. eastern time to discuss the results.

The dial-in number for the live teleconference is 866-830-9836, conference ID # 38534644.   A recorded replay of the teleconference will also be available on the Company website (www.atsva.com) for one year from the conference call date.

About ATS Corporation

ATS Corporation is a leading provider of systems integration and application development, IT infrastructure management and strategic consulting services to government agencies and commercial enterprises. Since its founding in 1978, ATSC has been recognized for its custom software development and software integration capabilities and its deep domain expertise in financial, human resource and data management systems.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of March 12, 2008. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 12, 2008.

Additional information about ATSC may be found at www.atsva.com.

Company Contact:

Joann O’Connell

Vice President, Investor Relations

ATS Corporation

(703) 506-0088

SOURCE: ATS Corporation